Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

Fourth Quarter and Year-End 2013 Results

–Reports Full Year Retail Revenue of $317.1 million, up 11% from 2012

–Reports Year End Subscribers of 464,600, up 6% from 2012

–Completes Refinancing of Term A Loans in January

–Declares Quarterly Dividend of $0.42 Per Share

WAYNESBORO, Va. – February 27, 2014 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating and financial results for its fourth quarter and year ended December 31, 2013. These results supplement the preliminary information released on January 14, 2014.

Financial Highlights

•	Operating revenues increased 4% to $121.8 million for the fourth quarter 2013, compared to $117.4 million for the fourth quarter 2012. Operating revenues for the year 2013 increased 8% to $491.9 million, compared to $454.0 million for the year 2012;

•	Retail revenues, which include subscriber and equipment revenue, increased 8% to $80.8 million for the fourth quarter 2013, compared to $75.1 million for the fourth quarter 2012. Retail revenues for the year 2013 increased 11% to $317.1 million, compared to $285.1 million for the year 2012;

•	Wholesale and other revenues derived primarily from the Company’s Strategic Network Alliance with Sprint were $41.0 million for the fourth quarter 2013, compared to $42.2 million for the fourth quarter 2012. Wholesale and other revenues for the year 2013 were $174.8 million (inclusive of $9.0 million related to the Sprint settlement), compared to $168.9 million for the year 2012; and

•	Adjusted EBITDA was $26.7 million for the fourth quarter 2013, compared to $33.0 million for the fourth quarter 2012. Adjusted EBITDA for the year 2013 was $150.9 million (inclusive of $9.6 million related to the Sprint settlement), up 12% from $134.7 million for the year 2012.

“During the fourth quarter, we continued to execute on our retail/wholesale strategy. Our operating results reflect the continued strength of our service offerings, resulting in the tenth consecutive quarter of positive net ports and an ending subscriber base approximately 6% above year ago levels,” said James A. Hyde, CEO of NTELOS Holdings Corp. “This performance in our retail business enabled us to post a third consecutive year of strong growth in operating revenues.”

Subscriber Highlights (previously released on January 14, 2014)

Total Subscribers

•	Total subscribers were 464,600 as of December 31, 2013, compared to 439,600 for the same period of 2012;

•	Total subscriber gross additions for the fourth quarter 2013 were 50,800, compared to 46,200 for the same period of 2012. Total net subscriber additions for the fourth quarter 2013 were 7,500, compared to 9,300 for the same period of 2012; and

•	Total subscriber gross additions for the year 2013 were 183,900 compared to 171,300 for the year 2012. Total net subscriber additions for the year 2013 were 25,000, compared to 25,100 for the year 2012.

Postpay Subscribers

•	Postpay subscriber gross additions for the fourth quarter 2013 were 28,700, compared to 25,100 for the fourth quarter 2012 and 20,000 for the third quarter 2013;

•	Net postpay subscriber additions were 8,900 for the fourth quarter 2013, compared to 9,200 for the fourth quarter 2012 and 400 for the third quarter 2013;

•	Postpay churn for the fourth quarter 2013 was 2.2%, compared to 1.8% for the fourth quarter 2012; and

•	As of December 31, 2013, total postpay subscribers were 306,700.

Prepay Subscribers

•	Prepay subscriber gross additions for the fourth quarter 2013 were 22,100, compared to 21,100 for the fourth quarter 2012 and 24,500 for the third quarter 2013;

•	Net prepay subscriber additions (losses) were (1,400) for the fourth quarter 2013, compared to 100 for the fourth quarter 2012 and 1,900 for the third quarter 2013;

•	Prepay churn for the fourth quarter 2013 was 4.9%, compared to 4.9% for the fourth quarter 2012; and

•	As of December 31, 2013, total prepay subscribers were 157,900.

Mr. Hyde concluded, “We expect the wireless environment to remain very dynamic. As a result, we will continue to take decisive actions to be competitive, including the introduction of nControl—our new and innovative service offering—to attract new and retain existing customers. We believe that these actions, combined with the further rollout of our LTE network and the recently completed and successful refinancing of our bank loans, will allow us to continue to drive value for all of our key stakeholders.”

Net Income

Net income after net income attributable to noncontrolling interests was $24.7 million, or $1.13 per diluted share, for the year 2013, compared to $18.4 million, or $0.86 per diluted share, for the year 2012.

Declaration of Dividend

On February 24, 2014, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on April 11, 2014 to stockholders of record on March 14, 2014.

Business Outlook

As previously released, for the year ending December 31, 2014, the Company expects full year 2014 Adjusted EBITDA to be between $140.0 million and $150.0 million. In addition, the Company expects its full year 2013 capital expenditures to be between $85.0 million and $95.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its fourth quarter and year-end 2013 results this morning, February 27, 2014, at 10:00 a.m. ET. To participate, please dial 1-888-317-6016, 1-855-669-9657 in Canada and 1-412-317-6016 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529, 1-855-669-9658 in Canada or 1-412-317-0088 internationally and entering access code 10039912 beginning approximately one hour after the call and continuing until March 14, 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, business separation charges, secondary offering cost, net loss from discontinued operations and acquisition related charges.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 464,600 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.0 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Corporation in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets	(Unaudited)	(Unaudited)
	December 31, 2013	December 31, 2012
(In thousands)

ASSETS
Current Assets
Cash	$88,441	$76,197
Restricted cash	2,167	—
Accounts receivable, net	37,740	51,301
Inventories and supplies	23,962	9,581
Deferred income taxes	10,650	4,297
Prepaid expenses and other current assets	20,808	17,695

	183,768	159,071

Securities and Investments	1,499	1,499

Property, Plant and Equipment, net	319,376	303,103

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	131,834	132,033
Customer relationships and trademarks, net	6,985	9,996

Deferred Charges and Other Assets	9,089	10,712

Total Assets	$716,251	$680,114

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,410	$5,429
Accounts payable	33,677	23,445
Dividends payable	9,034	—
Accrued expenses and other current liabilities	31,389	34,457

	79,510	63,331

Long-Term Debt	484,956	488,650

Other Long-Term Liabilities	107,992	83,598

Equity	43,793	44,535

Total Liabilities and Equity	$716,251	$680,114

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations	Three Months Ended		Twelve Months Ended
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Operating Revenues	$121,766	$117,398	$491,882	$453,989

Operating Expenses

Cost of sales and services	50,977	47,420	184,590	174,683
Customer operations	37,513	30,691	130,650	120,150
Corporate operations	8,426	7,848	32,304	32,756
Depreciation and amortization	17,486	17,440	72,944	63,258
Gain on sale of intangible assets	—	—	(4,442)	—

	114,402	103,399	416,046	390,847

Operating Income	7,364	13,999	75,836	63,142

Other Expense
Interest expense	(7,504)	(6,651)	(29,743)	(22,944)
Other expense, net	(161)	(7,038)	(810)	(7,194)

	(7,665)	(13,689)	(30,553)	(30,138)

Income (Loss) before Income Taxes	(301)	310	45,283	33,004
Income Taxes	80	(454)	18,544	12,676

Net Income (Loss)	(381)	764	26,739	20,328

Net Income Attributable to Noncontrolling Interests	(403)	(443)	(2,061)	(1,941)

Net Income (Loss) Attributable to NTELOS Holdings Corp.	$(784)	$321	$24,678	$18,387

Earnings per Share Attributable to NTELOS Holdings Corp.:
Basic	$(0.04)	$0.02	$1.17	$0.88

Weighted average shares outstanding - basic	21,061	20,922	21,026	20,889

Diluted	$(0.04)	$0.02	$1.13	$0.86

Weighted average shares outstanding - diluted	22,008	21,380	21,826	21,337

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42	$1.68	$1.68

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA
(In thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income attributable to NTELOS Holdings Corp.	$(784)	$321	$24,678	$18,387
Net income attributable to noncontrolling interests	403	443	2,061	1,941

Net income	$(381)	$764	$26,739	$20,328

Interest expense	7,504	6,651	29,743	22,944
Income taxes	80	(454)	18,544	12,676
Other expense, net	161	7,038	810	7,194

Operating income	$7,364	$13,999	$75,836	$63,142

Depreciation and amortization	17,486	17,440	72,944	63,258
Gain on sale of intangible assets	—	—	(4,442)	—
Accretion of asset retirement obligations	171	174	622	637
Equity-based compensation	1,330	1,346	5,553	6,029
Business separation and advisory charges 1 2	375	56	375	1,660

Adjusted EBITDA	$26,726	$33,015	$150,888	$134,726

[1]	Charges for legal and consulting services in connection with the separation of the Company’s wireless and wireline operations in 2012.
[2]	Charges for advisory fees for secondary offering in 2013.

NTELOS Holdings Corp.

Key Metrics						Twelve Months Ended
Quarter Ended:	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2012	12/31/2013
Subscribers
Beginning Subscribers	430,300	439,600	451,000	454,800	457,100	414,500	439,600
Postpay	288,900	297,400	299,700	298,700	298,000	292,400	297,400
Prepay	141,400	142,200	151,300	156,100	159,100	122,100	142,200

Gross Additions	46,200	48,500	40,100	44,500	50,800	171,300	183,900
Postpay	25,100	20,200	16,300	20,000	28,700	80,900	85,200
Prepay	21,100	28,300	23,800	24,500	22,100	90,400	98,700

Disconnections	36,900	37,100	36,300	42,200	43,300	146,200	158,900
Postpay	15,900	16,900	16,100	19,600	19,800	70,900	72,400
Prepay	21,000	20,200	20,200	22,600	23,500	75,300	86,500

Net Additions (Losses)	9,300	11,400	3,800	2,300	7,500	25,100	25,000
Postpay	9,200	3,300	200	400	8,900	10,000	12,800
Prepay	100	8,100	3,600	1,900	(1,400)	15,100	12,200

Ending Subscribers	439,600	451,000	454,800	457,100	464,600	439,600	464,600
Postpay	297,400	299,700	298,700	298,000	306,700	297,400	306,700
Prepay	142,200	151,300	156,100	159,100	157,900	142,200	157,900

Churn, net	2.8%	2.8%	2.7%	3.1%	3.1%	2.9%	2.9%
Postpay	1.8%	1.9%	1.8%	2.2%	2.2%	2.0%	2.0%
Prepay	4.9%	4.6%	4.4%	4.8%	4.9%	4.6%	4.7%

Other Items

ARPU	$52.78	$53.87	$53.82	$54.29	$54.11	$50.57	$54.02
Postpay	$61.19	$62.67	$63.48	$64.62	$63.91	$57.82	$63.67
Prepay	$35.41	$35.85	$35.04	$34.80	$35.56	$35.31	$35.30

Data ARPU	$21.03	$21.86	$22.14	$22.35	$24.73	$20.00	$22.78

Licensed Population (millions)	7.9	7.9	7.9	7.9	8.0	7.9	8.0

Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0

Total Cell Sites	1,429	1,431	1,432	1,434	1,444	1,429	1,444

SNA Revenues (000’s)	$40,747	$40,152	$39,607	$48,644	$39,326	$162,645	$167,729

NTELOS Holdings Corp.

ARPU Reconciliation	Three Months Ended		Twelve Months Ended
Average Monthly Revenue per User (ARPU) [1]	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
(In thousands, except for subscribers and ARPU)

Operating Revenues	$121,766	$117,398	$491,882	$453,989
Less: Equipment revenue from sales to new customers	(3,691)	(3,808)	(13,911)	(15,041)
Less: Equipment revenue from sales to existing customers	(2,882)	(3,315)	(11,340)	(15,037)
Less: Wholesale, other and adjustments	(40,525)	(41,488)	(172,764)	(165,765)

Gross subscriber revenue	74,668	68,787	293,867	258,146

Less: prepay subscriber revenue	(16,494)	(14,823)	(63,826)	(56,330)
Less: adjustments to prepay subscriber revenue	(462)	(237)	(1,474)	(1,706)

Gross postpay subscriber revenue	$57,712	$53,727	$228,567	$200,110

Prepay subscriber revenue	16,494	14,823	63,826	56,330
Plus: adjustments to prepay subscriber revenue	462	237	1,474	1,706

Gross prepay subscriber revenue	$16,956	$15,060	$65,300	$58,036

Average number of subscribers	459,968	434,457	453,300	425,377

Total ARPU	$54.11	$52.78	$54.02	$50.57

Average number of postpay subscribers	301,028	292,668	299,161	288,428

Postpay ARPU	$63.91	$61.19	$63.67	$57.82

Average number of prepay subscribers	158,940	141,789	154,138	136,949

Prepay ARPU	$35.56	$35.41	$35.30	$35.31

Gross subscriber revenue	74,668	68,787	293,867	258,146
Less: voice and other feature revenue	(40,544)	(41,379)	(169,952)	(156,032)

Data revenue	$34,124	$27,408	$123,915	$102,114

Average number of subscribers	459,968	434,457	453,300	425,377

Total Data ARPU	$24.73	$21.03	$22.78	$20.00

Gross postpay subscriber revenue	57,712	53,727	228,567	200,110
Less: postpay voice and other feature revenue	(33,368)	(34,651)	(142,142)	(130,601)

Postpay data revenue	$24,344	$19,076	$86,425	$69,509

Gross prepay subscriber revenue	16,956	15,060	65,300	58,036
Less: prepay voice and other feature revenue	(7,176)	(6,728)	(27,810)	(25,431)

Prepay data revenue	$9,780	$8,332	$37,490	$32,605

Average number of postpay subscribers	301,028	292,668	299,161	288,428

Postpay data ARPU	$26.96	$21.73	$24.07	$20.08

Average number of prepay subscribers	158,940	141,789	154,138	136,949

Prepay data ARPU	$20.51	$19.59	$20.27	$19.84

[1]	Average monthly revenue per user (ARPU) is computed by dividing service revenues per period by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.